UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒ Definitive Proxy Statement

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Design Therapeutics, Inc.

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DESIGN THERAPEUTICS, INC.

6005 Hidden Valley Road, Suite 110,

Carlsbad, California 92011

(858) 293-4900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2023

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Design Therapeutics, Inc. (“Design”), which will be held at The Westin Carlsbad Resort & Spa, located at 5480 Grand Pacific Drive, Carlsbad, California, 92008 on May 31, 2023 at 8:30 a.m. Pacific Time. Doors open at 8:00 a.m. Pacific Time. We are holding the Annual Meeting for the following purposes:

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To elect the three nominees for Class II director named herein to serve for three-year terms until the 2026 Annual Meeting of Stockholders.
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To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
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To transact other business that may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 3, 2023. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

On behalf of Design, I would like to thank you for your continued support.

By Order of the Board of Directors,

João Siffert, M.D.

President and Chief Executive Officer

Carlsbad, California

April 13, 2023

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your vote via the internet, telephone or mail as soon as possible to ensure your shares are represented. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DESIGN THERAPEUTICS, INC.

6005 Hidden Valley Road, Suite 110

Carlsbad, California 92011

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Design Therapeutics, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Design”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 18, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 28, 2023.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday; May 31, 2023 at 8:30 a.m. Pacific Time at The Westin Carlsbad Resort & Spa, located at 5480 Grand Pacific Drive, Carlsbad, California, 92008. Directions to the Annual Meeting may be found at www.proxydocs.com/DSGN. Information on how to vote in person at the Annual Meeting is discussed below.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 3, 2023.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 3, 2023, will be entitled to vote at the Annual Meeting. On the record date, there were 55,945,551 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 3, 2023, your shares were registered directly in your name with Design Therapeutics, Inc.’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 3, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

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Election of the three nominees for Class II director named in this proxy statement to serve for three-year terms until the 2026 Annual Meeting of Stockholders (Proposal 1); and
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Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for our fiscal year ending December 31, 2023 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to the election of the director nominees, you may either vote “For” all of the nominees or you may “Withhold” your vote for any nominee that you specify. For the ratification of our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy over the telephone, or through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote prior to the Annual Meeting, you may vote via the internet; by telephone; or by completing and returning a proxy card or voting instruction form, as described below.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 866-665-0987 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.
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To vote through the internet prior to the meeting, go to www.proxypush.com/DSGN and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Control

Number from the Notice. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Design Therapeutics, Inc. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice by the deadline specified therein to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank by the voting deadline specified by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 3, 2023.

What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1, is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, and “For” ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to Design Therapeutics’ Corporate Secretary at 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011.
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You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2023, to the attention of Design Therapeutics, Inc., Attn: Corporate Secretary, 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011. If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Corporate Secretary between February 1, 2024 and March 2, 2024. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to

Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
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To be approved, Proposal 2, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 55,945,551 shares outstanding and entitled to vote. Thus, the holders of 27,972,776 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has nine members. There are three directors in the Class II whose term of office expires at the Annual Meeting: Simeon George, M.D., Arsani William, M.D. and Deepa Prasad. Each of the nominees listed below is currently a director of the Company and was recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. The following directors of the Company attended the 2022 Annual Meeting of Stockholders: João Siffert, M.D.; Rodney Lappe, Ph.D.; and Deepa Prasad.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute designated by our Board of Directors. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The Nominating and Corporate Governance Committee assesses diversity (including self-identified diversity characteristics) in connection with the annual nomination process as well as in new director searches. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Director Nominees
Simeon George, M.D.	II	46	Director	2020	2023	2026
Arsani William, M.D.	II	34	Director	2021	2023	2026
Deepa Prasad	II	43	Director	2021	2023	2026
2. Continuing Directors
Stella Xu, Ph.D.	III	52	Director	2020	2024	-
Pratik Shah, Ph.D.	III	53	Director, Executive Chairperson	2017	2024	-
João Siffert, M.D.	III	59	Director, President and Chief Executive Officer	2020	2024	-
Heather Berger, Ph.D.	I	48	Director	2021	2025	-
Rodney Lappe, Ph.D.	I	68	Director	2019	2025	-
John Schmid	I	60	Director	2020	2025	-

Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Simeon George, M.D., has served as a member of our Board of Directors since February 2020. Since September 2020, Dr. George has served as the Chief Executive Officer of SR One Capital Management, LP. Dr. George was previously Chief Executive Officer of S.R. One, Limited from January 2019 to September 2020, initially joining as an associate in September 2007. From 2006 to 2007, Dr. George was a consultant at Bain & Company, and in 2004 he was an investment banker at Goldman Sachs. Dr. George currently serves on the boards of directors of the following public companies: CRISPR Therapeutics since April 2015 and Nkarta since February 2020 and previously from July 2015 to September 2017. Dr. George also served on the boards of directors of Turning Point Therapeutics, Inc. from May 2017 through its acquisition in August 2022, Principia Biopharma Inc. from February 2011 through its acquisition in September 2020, Progyny from May 2012 until Oct 2019, HTG Molecular Diagnostics, Inc., from June 2011 until October 2015, and Genocea Biosciences, Inc., from February 2009 to December 2014. Dr. George received his B.A. in Neuroscience from the Johns Hopkins University, where he graduated Phi Beta Kappa. He received his M.D. from the University of Pennsylvania School of Medicine and his M.B.A. (Mayer Scholar) from the Wharton School of the University of Pennsylvania.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. George is qualified to serve on our Board due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

Arsani William, M.D., has served as a member of our Board since January 2021. Dr. William has served as Managing Partner and Chief Investment Officer of Logos Capital since its founding in August 2019. Prior to founding Logos, Dr. William served as an investment professional at Farallon Capital Management from September 2016 to January 2019 where he helped grow the development of Farallon’s biopharma portfolio. Dr. William holds an M.D. from Harvard Medical School where he was a Gerald S. Foster Scholar, an MBA from Stanford’s Graduate School of Business, and a BS with Honors in Biology from Stanford University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. William is qualified to serve on our Board due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

Deepa Prasad has served as a member of our Board of Directors since June 2021. Ms. Prasad is currently the Executive Director of the Robinson Life Sciences Business and Entrepreneurship Program at University of California, Berkeley as of February 2023. Ms. Prasad was President and CEO of vTv Therapeutics from October 2021 through March 2022. Prior to joining vTv, Ms. Prasad was managing director at WestRiver Group from September 2019 to October 2021. Ms. Prasad was Chief of Staff at Blue Shield of California from May 2018 to August 2019, Regional Vice President at Optum from May 2017 to May 2018, Head of Managed Care at California Hospital Association from 2014 to December 2017, and Vice President, Financial Strategy and Business Development at Coherus Biosciences from 2012 to 2014. Ms. Prasad holds a B.S. from University of California, Berkeley and an M.B.A. from Northwestern University – Kellogg School of Management.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Prasad is qualified to serve on our Board due to her financial and operational expertise and her experience in the finance and life sciences industries.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing Office Until the 2024 Annual Meeting

Stella Xu, Ph.D., has served as a member of our Board of Directors since March 2020. Dr. Xu has served as Managing Director of Quan Capital since September 2017. From September 2012 to August 2017, Dr. Xu served as Vice President and site head of Roche Innovation Center Shanghai, and a member of the global management team for Roche’s Immunology, Inflammation & Infectious Diseases Discovery and Translation Area. Dr. Xu has served as member of the board of directors for Zidan Medical, Inc. since October 2018, Walking Fish Therapeutics, Inc. since June 2019, HBM Healthcare Investments AG, since June 2020 and Therorna Inc. since October 2021. She also previously served as a member of the board of directors for ARMO BioSciences, Inc. from August 2017 to July 2018 (acquired by Eli Lilly and Company), NextCure, Inc. from November 2018 to September 2021, Centrexion Therapeutics Corporation from January 2018 to January 2022 and Tempest Therapeutics Inc. from March 2018 to January 2022. Dr. Xu received a B.S. in Biophysics from Peking University and a Ph.D. in Immunology from Northwestern University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Xu is qualified to serve on our Board due to her extensive, global experience in the development and commercialization of innovative therapies.

Pratik Shah, Ph.D., has served as our Executive Chairperson and a member of our Board since December 2017. Dr. Shah also serves as the Chairman of the board of directors for ARS Pharmaceuticals, Inc. and has been a member of its board of directors since April 2016. He has also served as President of Marlinspike Group, LLC since August 2018 and of Marlinspike Group, Inc. from June 2015 to October 2020. Dr. Shah served as the Chairman of the board of directors of Synthorx, Inc. from October 2018 until its acquisition by Sanofi S.A. in January 2020. Dr. Shah also served as the President and Chief Executive Officer and Chairman of the board of directors of Auspex Pharmaceuticals, Inc. from October 2013 until its acquisition by Teva Pharmaceuticals Industries Ltd. in May 2015. From 2004 to 2014 he was a partner at Thomas, McNerney & Partners. Dr. Shah holds a B.S in Biological Sciences from the University of California at Irvine and a Ph.D. in Biochemistry and Molecular Biology and an M.B.A. in Finance, both from the University of Chicago.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Shah is qualified to serve on our Board due to his experience as a director and executive officer of biopharmaceutical companies and his extensive background as a venture capitalist in the biopharmaceutical industry.

João Siffert, M.D., has served as our Chief Executive Officer and a member of our Board of Directors since October 2020 and as our President since January 2021. Prior to joining Design, Dr. Siffert served as the Chief Executive Officer and member of the board of directors at Abeona Therapeutics, Inc. since November 2018, where he also led Research and Development since October 2018. From May 2016 to October 2018, Dr. Siffert served as Chief Scientific and Medical Officer at Nestle Health Science S.A. He also served as a member of the board of directors of AveXis, Inc. from May 2017 to May 2018 and Alcobra Ltd. (now Arcturus Therapeutics Inc.) from July

2015 to July 2017. From August 2011 to April 2016, Dr. Siffert served as Executive Vice President, R&D and Chief Medical Officer of Avanir Pharmaceuticals Inc. He also previously served in executive leadership roles at Ceregene Inc. and Avera Pharmaceuticals Inc. Dr. Siffert holds an M.D. from the University of São Paulo, Brazil and an M.B.A. from Columbia University. He completed residency training in Pediatrics at New York University (NYU) School of Medicine and in Neurology at Harvard Medical School, followed by a clinical fellowship in neuro-oncology at NYU.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Siffert is qualified to serve on our Board due to his ongoing service as our Chief Executive Officer, as well as his extensive experience as a director and senior executive officer of biotechnology companies.

Directors Continuing Office Until the 2025 Annual Meeting

Heather Berger, Ph.D., has served as a member of our Board of Directors since June 2021. From September 2020 to December 2022, Dr. Berger served as a Principal at SR One Capital Management, LP. Dr. Berger was previously a Principal at S.R. One, Limited from April 2019 to September 2020. From January 2017 to December 2018, Dr. Berger was a Principal at Sofinnova Ventures focusing on biopharmaceutical investments. Dr. Berger served as a Senior Vice President and biotechnology sell-side analyst at Wedbush Securities from August 2014 to December 2016, preceded by a role as an associate at JMP Securities from September 2010 to June 2014. Prior to this, Dr. Berger worked in early-stage drug discovery at the Astellas Research Institute and was also an adjunct professor at the Feinberg School of Medicine at Northwestern University. Dr. Berger served as a member of the board of directors of Entasis Therapeutics Holdings Inc. from August 2017 to July 2022 and a member of the board of directors of Second Genome from November 2020 to December 2022. Dr. Berger received her Ph.D. in Chemistry from Northwestern University, an M.S. in Organic Chemistry from the Weizmann Institute of Science and her B.S. from Tufts University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Berger’s experience in the life science industry and her investment firm experience provide her with the qualifications and skills to serve on our Board.

Rodney Lappe, Ph.D., has served as a member of our Board since July 2019. From June 2012 to February 2019, Dr. Lappe served as Executive Chairman, Chairman and a member of the board of directors for Mirati Therapeutics, Inc. From January 2012 to April 2019, Dr. Lappe served as the Senior Vice President of Tavistock Life Sciences Co., a private investment firm. From January 2004 to December 2011, Dr. Lappe was Group Senior Vice President, Pfizer Worldwide Research and Development and Chief Scientific Officer for CovX Pharmaceuticals Inc. (CovX). Dr. Lappe joined Pfizer with the CovX acquisition in January 2008. From August 2000 to December 2003, Dr. Lappe served as Vice President for cardiovascular and metabolic diseases at Pharmacia Group. He was also site leader for Pharmacia in St. Louis. Prior to joining Pharmacia, he held positions of increasing responsibility with Wyeth Pharmaceuticals, Rorer Central Research, CIBA Geigy and Searle Pharmaceuticals. Dr. Lappe received his B.A. from Blackburn College and his Ph.D. in Pharmacology from Indiana University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Lappe is qualified to serve on our Board due to his extensive experience managing pharmaceutical and biotechnology companies.

John Schmid has served as a member of our Board of Directors since November 2020. Mr. Schmid has served as a member of the boards of directors of AnaptysBio, Inc. since June 2015, Blacksmith Medicines (formerly known as Forge Therapeutics, Inc.) since May 2017, Poseida Therapeutics Inc. since July 2018 and Xeris Pharmaceuticals since September 2017. In addition, Mr. Schmid serves as chairman of the board of directors of Speak, Inc., a speakers bureau, which he helped found in 1989. Mr. Schmid also served as a member of the board of directors of Neos Therapeutics from June 2015 to March 2021 and Helix Acquisition Corporation from October 2020 to April 2022. From September 2013 to June 2015, Mr. Schmid served as Chief Financial Officer of Auspex Pharmaceuticals, Inc. until its sale to Teva Pharmaceutical Industries Ltd. From June 2004 to September 2013, Mr. Schmid co-founded Trius Therapeutics where he served as the Chief Financial Officer until its merger with Cubist Pharmaceuticals, Inc. From 1998 to 2003, Mr. Schmid served as the Chief Financial Officer of GeneFormatics, Inc.

From 1995 to 1998, Mr. Schmid served as the Chief Financial Officer of Endonetics Inc. Mr. Schmid received a B.A. in Economics from Wesleyan University and an M.B.A. from the University of San Diego.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Schmid is qualified to serve on our Board due to his extensive financial experience and leadership positions at multiple biopharmaceutical companies.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix As of March 31, 2023
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Our Board Diversity Matrix as of March 31, 2022 can be found in the proxy statement for our 2022 Annual Meeting of Stockholders, filed with the SEC on April 27, 2022.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, other than Drs. Shah and Siffert, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Shah, who has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Executive Chairperson has substantial ability to shape the work of our Board of Directors but is not responsible for daily operations at the Company. We believe that separation of the positions of

Executive Chairperson and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Corporate Secretary at Design Therapeutics, 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, and agents and representatives. The full text of our Code of Business Conduct and Ethics is posted on our website at www.designtx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waivers from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks, including quarterly updates related to cybersecurity risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-today activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. The following table provides membership and meeting information for calendar year 2022 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development Committee
Heather Berger, Ph.D.				X
Simeon George, M.D.		X	X
Rodney Lappe, Ph.D.			X*	X*
Deepa Prasad	X
John Schmid**	X*	X
Pratik Shah, Ph.D.
João Siffert, M.D.
Arsani William, M.D.	X	X*
Stella Xu, Ph.D.				X
Total meetings in fiscal 2022	4	4	3	4

* Committee Chairperson

** Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented and cybersecurity reports;
•
reviewing on a periodic basis our investment policy; and
•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Mr. Schmid, Ms. Prasad and Dr. William, with Mr. Schmid serving as the chair. The Audit Committee met four times during 2022. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Mr. Schmid qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Mr. Schmid’s formal education and the nature and scope of his experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.designtx.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

John Schmid (Chair)

Deepa Prasad

Arsani William

* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Drs. George and William and Mr. Schmid, with Dr. William serving as the chair. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met four times during 2022. The Compensation Committee charter can be found on our website at www.designtx.com in the Corporate Governance section. The Charter is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•
reviewing and approving (or in the case of the chief executive officer or, for other executive officers, if the Compensation Committee otherwise deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement (if applicable);
•
reviewing updates from the Company's management on human capital matters; and
•
reviewing and assessing on an annual basis the performance of the compensation committee and the compensation committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Executive Chairperson, Chief Executive Officer, Chief Operating Officer or General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not, and our Executive Chairperson as a matter of practice does not, participate in, nor are either present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives, respectively. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Executive Chairperson and the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Executive Chairperson, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. In August 2020, we engaged the services of FW Cook, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2021 executive and director compensation levels. The 2021 peer group, which was updated in 2022, was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Effective March 2021, FW Cook, reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of FW Cook did not raise any conflict of interest and did not adversely affect FW Cook’s independence.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Drs. George and William and Mr. Schmid. Dr. William serves as chair of the Compensation Committee since March 2021. None of the members of the compensation committee is currently, or has been at any time, one of our executive officers or employees. None of the members of our Compensation Committee during 2022 had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

Our Nominating and Corporate Governance Committee consists of Drs. Lappe and George. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq Stock Market independence requirements. Dr. Lappe serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during 2022. The Nominating and Corporate Governance Committee has a charter, which can be found on our website at www.designtx.com in the Corporate Governance section. The Charter is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•
determining the minimum qualifications for service on our Board of Directors;
•
evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board of Directors;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
considering and assessing the independence of members of our Board of Directors;

•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity, and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills, and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011, Attn: Corporate Secretary, no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by our amended and restated bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Research and Development Committee

Our Research and Development Committee consists of Drs. Lappe, Xu and Berger. Dr. Lappe serves as the chair of our Research and Development Committee. The functions of this committee include, among other things:

•
reviewing our current and planned research and development (R&D) and associated business development programs and initiatives and providing feedback to our management team on such programs and initiatives from a scientific perspective;
•
(i) advising our Board of Directors regarding the quality, direction and competitiveness of our R&D programs and initiatives, (ii) providing strategic recommendations on our R&D and associated business development programs and initiatives to our Board of Directors and (iii) evaluating our progress in achieving long-term strategic R&D goals and objectives;
•
recommending to our management team, as requested, experts to provide strategic and technical advice;
•
providing a general oversight function regarding our R&D organizations and personnel and making regular reports to our Board of Directors, as appropriate;
•
reviewing new and emerging trends in health care, science and technology to assist our management team in making well informed choices in the allocation of our R&D resources; and
•
reviewing and assessing on a periodic basis the performance of the Research and Development Committee and the Research and Development Committee Charter.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits each of our directors, officers and other employees from (i) placing securities into a margin account, (ii) pledging any of the Company’s stock as security or borrow against such stock, (iii) trading in put or call options with respect to the Company’s stock, (iv) engaging in short sales of the Company’s stock, or (v) engaging in hedging transactions or other inherently speculative transactions with respect to the Company’s stock.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee or the Board of Directors.

	Year Ended December 31,
	2022	2021
Audit Fees (1)	$481,401	$334,303
Tax Fees (2)	22,815	40,326
Total Fees	$504,216	$374,629

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Included in the 2022 audit fees is $75,000 of fees billed in connection with the completion of our April 2022 shelf registration on Form S-3.
(2)
“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for tax planning.

In connection with the audit of the 2022 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers:

Name	Age	Position(s)
Pratik Shah, Ph.D.	53	Executive Chairperson
João Siffert M.D.	59	President and Chief Executive Officer (principal executive and financial officer)
Sean Jeffries, Ph.D.	43	Chief Operating Officer

The following is biographical information for our executive officers other than Drs. Shah and Siffert whose biographical information is included under Proposal 1.

Sean Jeffries, Ph.D., has served as our Chief Operating Officer since January 2021 and as our Chief Business Officer from May 2019 to January 2021. Dr. Jeffries served as a principal of Marlinspike Group, Inc. from February 2018 to December 2018 and Marlinspike Group, LLC from January 2019 to February 2020. From April 2014 to January 2018, Dr. Jeffries worked as a Management Consultant at The Boston Consulting Group leading biopharma R&D strategy projects as a core member of the Healthcare and Private Equity groups. Dr. Jeffries holds a B.A. in Computer Science from the College of Wooster and a Ph.D. in Physiology, Development and Neuroscience from the University of Cambridge.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 55,945,551 shares outstanding on March 31, 2023, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Design Therapeutics, Inc., 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders:
Aseem Z. Ansari, Ph.D. (1)	7,668,711	13.7%
SR One Capital Fund I Aggregator, LP (2)	6,526,476	11.7%
Cormorant and its affiliates (3)	5,150,000	9.2%
Quan Venture Fund II, L.P. (4)	4,129,950	7.4%
Light Irrevocable Trust #1 dated April 22, 2019 (5)	3,834,355	6.9%
Star Irrevocable Trust #1 dated April 22, 2019 (6)	3,834,355	6.9%
Blackrock, Inc. and its affiliates (7)	3,508,024	6.3%
State Street Corporation and its affiliates (8)	3,037,460	5.4%
RA Capital Management and its affiliates (9)	2,971,231	5.3%
Citadel Securities and its affiliates (10)	2,871,267	5.1%
Logos Global Master Fund LP (11)	2,797,501	5.0%
Named Executive Officers and Directors:
Pratik Shah, Ph.D. (12)	248,673	*
João Siffert, M.D. (13)	895,540	1.6%
Sean Jeffries, Ph.D. (14)	900,253	1.6%
Simeon George, M.D. (15)	6,555,226	11.7%
Arsani William, M.D. (16)	2,826,251	5.0%
Stella Xu, Ph.D. (17)	4,168,700	7.4%
Rodney Lappe, Ph.D. (18)	140,774	*
John Schmid (19)	59,424	*
Deepa Prasad (20)	44,722	*
Heather Berger, Ph.D. (21)	32,916	*
All current executive officers and directors as a group (10 persons) (22)	15,872,479	27.8%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of 7,668,711 shares of common stock held by Aseem Z. Ansari, Ph.D. The address of the principal business office for Dr. Ansari is Department of Chemical Biology & Therapeutics at St. Jude Children's Research Hospital, Mailstop #1000, 262 Danny Thomas PL, Memphis, TN, 38105.

(2)
Consists of 6,526,476 shares of common stock held by SR One Capital Fund I Aggregator, LP (SR One Capital Fund). SR One Capital Partners I, LP (SR One Capital Partners) is the general partner of SR One Capital Fund. SR One Capital Management, LLC (SR One Capital Management) is the general partner of SR One Capital Partners. Simeon George, M.D., a member of our board of directors, is the managing member of SR One Capital Management. By virtue of such relationships, SR One Capital Partners and SR One Capital Management may be deemed to have voting and investment power with respect to the shares held by SR One Capital Fund and as a result may be deemed to have beneficial ownership of such shares. Each of SR One Capital Partners and SR One Capital disclaims beneficial ownership of the shares held by SR One Capital Fund, except to the extent of its or his pecuniary interest therein if any, and other than for the purpose of determining its obligations under Section 13(d) of the Exchange Act. The address for SR One Capital Fund I Aggregator, LP is 985 Old Eagle School Road, Suite 511, Wayne, PA 19087.
(3)
Consists of (i) 1,729,689 shares of common stock held by Cormorant Global Healthcare Master Fund, LP (Cormorant Master Fund); (ii) 2,335,405 shares of common stock held by Cormorant Private Healthcare Fund II, LP (Cormorant Fund II); and (iii) 1,084,906 shares of common stock held by Cormorant Private Healthcare Fund III, LP (Cormorant Fund III). Cormorant Global Healthcare GP, LLC (Global GP) is the general partner of Cormorant Master Fund, Cormorant Private Healthcare II GP, LLC (Private GP II) is the general partner of Cormorant Fund II and Cormorant Private Healthcare III GP, LLC (Private GP III) is the general partner of Cormorant Fund III. Bihua Chen serves as the managing member of Global GP, Private GP II and Private GP III, and as the general partner of Cormorant Asset Management, LP (Cormorant). Cormorant serves as the investment manager to Cormorant Master Fund, Cormorant Fund II, and Cormorant Fund III. Ms. Chen has shared voting and investment control over the shares held by the Cormorant Master Fund and Cormorant Fund II. The address of the principal business office for the above referenced entities is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(4)
Consists of 4,129,950 shares of common stock held by Quan Venture Fund II, L.P. (Quan Venture Fund). Samantha Du, Marietta Wu and Stella Xu, Ph.D., a member of our board of directors, are the general partners of Quan Venture Fund. By virtue of such relationship, Dr. Xu may be deemed to have voting and investment power with respect to the shares held by Quan Venture Fund and as a result may be deemed to have beneficial ownership of such shares. Dr. Xu disclaims beneficial ownership of the shares held by Quan Venture Fund, except to the extent of her pecuniary interest therein if any, and other than for the purpose of determining her obligations under Section 13(d) of the Exchange Act. The address for Quan Venture Fund II, L.P is c/o Maples Corporate Services Ltd., PO Box 309, Ugland House Grand Cayman, Cayman Islands KY1-1104.
(5)
Consists of 3,834,355 shares of common stock held by Light Irrevocable Trust #1 dated April 22, 2019. Jason Howerton is the trustee of the Light Irrevocable Trust and in such capacity has the sole power to vote and dispose of such shares. Mr. Howerton disclaims beneficial ownership of the shares held by the trust other than for the purpose of determining his obligations under Section 13(d) of the Exchange Act.
(6)
Consists of 3,834,355 shares of common stock held by Star Irrevocable Trust #1 dated April 22, 2019. Jason Howerton is the trustee of the Star Irrevocable Trust and in such capacity has the sole power to vote and dispose of such shares. Mr. Howerton disclaims beneficial ownership of the shares held by the trust other than for the purpose of determining his obligations under Section 13(d) of the Exchange Act.
(7)
Consists of 3,508,024 shares of common stock held by subsidiaries of BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power as to 3,458,917 of these shares, and sole dispositive power with respect to 3,508,024 shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(8)
Consists of 3,037,460 shares of common stock held by subsidiaries of State Street Corporation ("State Street"). State Street has shared voting power as to 3,004,360 of these shares, and shared dispositive power with respect to 3,037,460 shares. The shares were acquired by the following subsidiaries of State Street: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(9)
Consists of 2,971,231 shares of common stock held of record by RA Capital Management, L.P. RA Capital Management, L.P. is the investment adviser for RA Capital Healthcare Fund, L.P. (“RACHF”). The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein, and other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of RA Capital Healthcare Fund, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(10)
Consists of 2,582,352 shares of common stock held by Citadel Advisors LLC, 112,543 shares of common stock held by Citadel Securities LLC and 288,915 shares of common stock held by Citadel Securities GP LLC. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager for Citadel Multi-Strategy Equities Master Fund Ltd. (“CEMF”) and Citadel Equity Fund Ltd. (“CEFL”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Citadel Securities Group LP (“CALC4”) is the non-member manager of Citadel Securities LLC and Citadel Securities and CRBU Holdings LLC. Citadel Securities GP LLC (“CSGP”) is the general partner of CALC4. Mr. Kenneth Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Mr. Griffin, as the owner of a controlling interest in CGP and CSGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or direct the disposition of, the shares identified above. The foregoing shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities referenced herein other than the securities actually owned by such person (if any). The address of Citadel Advisors LLC is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(11)
Consists of 2,797,501 shares of common stock held by Logos Global Management, LP (Logos Global). Logos Global Management GP LLC (Logos Global GP) is the general partner of Logos Global. Arsani William, M.D., a member of our board of directors, is the managing member of Logos Global GP. By virtue of such relationships, Logos Global GP may be deemed to have voting and investment power with respect to the shares held by Logos Global and as a result may be deemed to have beneficial ownership of such shares. Logos Global GP disclaims beneficial ownership of the shares held by Logos Global, except to the extent of its or his pecuniary interest therein if any, and other than for the purpose of determining its obligations under Section 13(d) of the Exchange Act. The address for Logos Global Management, LP is One Letterman Drive, Building C, Suite C3-350, San Francisco, CA 94129.
(12)
Consists of (a) 104,923 shares of common stock held by Pratik Shah Living Trust dtd 6/15/11, (b) 25,000 shares of common stock held of record by Dr. Shah, and (c) 118,750 shares of common stock that Dr. Shah has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.
(13)
Consists of (a) 132,619 shares of common stock held by Dr. Siffert and (b) 762,921 shares of common stock that Dr. Siffert has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, 271,600 of which will be unvested but exercisable within 60 days of March 31, 2023.
(14)
Consists of (a) 809,703 shares of common stock held by Dr. Jeffries, (b) 87,500 shares of common stock that Dr. Jeffries has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, and (c) 3,050 shares held of record by a household member.
(15)
Consists of (a) 28,750 shares of common stock that Dr. George has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, and (b) the shares listed in footnote (2) above, which are held by SR One Capital Fund. Dr. George shares voting and dispositive power with respect to the shares held by SR One Capital Fund.
(16)
Consists of (a) 28,750 shares of common stock that Dr. William has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, and (b) the shares listed in footnote (11) above, which are held by Logos Global Management. Dr. William shares voting and dispositive power with respect to the shares held by Logos Global Management.
(17)
Consists of (a) 28,750 shares of common stock that Dr. Xu has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options, (b) 10,000 shares held of record by a household member, and (c) the shares listed in footnote (4) above, which are held by Quan Venture Fund. Dr. Xu shares voting and dispositive power with respect to the shares held by Quan Venture Fund.
(18)
Consists of (a) 112,024 shares of common stock held by Dr. Lappe, 3,835 of which will be subject to our right of repurchase within 60 days of March 31, 2023, and (b) 28,750 shares of common stock that Dr. Lappe has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.
(19)
Consists of (a) 30,674 shares of common stock acquired by Mr. Schmid upon the early exercise of a stock option, 5,113 of which will be subject to our right of repurchase within 60 days from March 31, 2023 and (b) 28,750 shares of common stock that Mr. Schmid has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.

(20)
Consists of (a) 11,806 shares of common stock held of record by Ms. Prasad and (b) 32,916 shares of common stock that Ms. Prasad has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.
(21)
Consists of 32,916 shares of common stock that Dr. Berger has the right to acquire from us within 60 days of March 31, 2023 pursuant to the exercise of stock options.
(22)
Consists of the shares described in note (12) through note (21) above.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The Compensation Committee and the Board administer our compensation programs. Although focused on executive compensation, the Compensation Committee also sets the annual compensation guidelines for all our employees.

Our current principal executive officer and the two other most highly compensated executive officers for the year ended December 31, 2022 (“Named Executive Officers”) are:

•
João Siffert M.D., our President and Chief Executive Officer
•
Pratik Shah, Ph.D., our Executive Chairperson, and
•
Sean Jeffries, Ph.D., our Chief Operating Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2022 AND 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (9)	All Other Compensation ($)	Total ($)
João Siffert, M.D.	2022	577,500(2)	-	3,877,105	288,750	36,200(10)	4,779,555
President and Chief Executive Officer	2021	550,000(3)	150,000(8)	-	275,000	18,000(11)	933,000
Pratik Shah, Ph.D.	2022	337,510(4)	119,995(13)	3,877,105	168,755	12,200(12)	4,515,565
Executive Chairperson	2021	310,030(5)	119,985(13)	-	155,015	-	585,030
Sean Jeffries, Ph.D.	2022	400,000(6)	-	2,856,814	160,010	12,200(12)	3,429,024
Chief Operating Officer	2021	340,000(7)	-	-	136,000	-	476,000

(1)
In accordance with the SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Footnote 9 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by João Siffert, M.D., Pratik Shah, Ph.D. and Sean Jeffries Ph.D. upon the vesting, exercise, or sale of the shares of common stock underlying such awards.
(2)
In January 2022, our Board of Directors approved an increase of João Siffert, M.D. annual base salary from $550,000 to $577,500, to be effective January 1, 2022.
(3)
Dr. Siffert began his employment with us on October 12, 2020 with an annualized base salary of $550,000.
(4)
In January 2022, our Board of Directors approved an increase of Pratik Shah, Ph.D. annual base salary from $310,030 to $337,510, to be effective January 1, 2022.
(5)
In January 2021, our Board of Directors approved an increase of Pratik Shah, Ph.D. annual base salary from $300,000 to $310,030, to be effective January 1, 2021.
(6)
In January 2022, our Board of Directors approved an increase of Sean Jeffries, Ph.D. annual base salary from $340,000 to $400,000, to be effective January 1, 2022.
(7)
In January 2021, our Board of Directors approved an increase of Sean Jeffries, Ph.D. annual base salary from $270,000 to $340,000, to be effective January 1, 2021.
(8)
Amounts represent the applicable named executive officer’s sign-on bonus earned in 2021, as described further below under “Employment Agreements with Named Executive Officers.”
(9)
Amounts represent the applicable named executive officer’s performance bonus earned for 2022 and 2021 and paid in the subsequent year, as described below under “Non-Equity Incentive Plan Compensation.”
(10)
Consists of $24,000 commuting expenses and $12,200 of matching contributions to the 401(k) plan.
(11)
Consists of $18,000 commuting expenses.
(12)
Consists of $12,200 of matching contributions to the 401(k) plan.
(13)
Amount represents a discretionary cash bonus paid to Dr. Shah for his contributions to the Company in 2021 and 2022.

The elements of the compensation program for our Named Executive Officers include base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. Certain of our Named Executive Officers also have severance benefits in their respective employment agreements (see “Employment Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into consideration the qualifications, experience, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to attract and retain individuals after taking into account individual responsibilities, performance and experience.

The compensation of Dr. Jeffries is generally determined and approved by our Compensation Committee. The compensation of Drs. Shah and Siffert is determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

The 2022 and 2021 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2022 Base Salary ($)	2021 Base Salary ($)
Pratik Shah, Ph.D. (1)	337,510	310,030
João Siffert M.D. (2)	577,500	550,000
Sean Jeffries, Ph.D. (3)	400,000	340,000

(1)
In January 2021, our Board of Directors set Dr. Shah’s annual base salary at $310,030 effective as of January 1, 2021. In January 2022, our Board of Directors approved a merit increase of Dr. Shah's annual base salary from $310,030 to $337,510, effective January 1, 2022.
(2)
Dr. Siffert began his employment with us on October 12, 2020 with an annualized base salary of $550,000. In January 2022, our Board of Directors approved a merit increase of Dr. Siffert’s annual base salary from $550,000 to $577,500, effective January 1, 2022.
(3)
In January 2021, in connection with Dr. Jeffries’ promotion to Chief Operating Officer, our Board of Directors approved an annual base salary for Dr. Jeffries of $340,000 effective as of January 1, 2021. In January 2022, our Board of Directors approved a merit increase of Sean Jeffries, Ph.D. annual base salary from $340,000 to $400,000, effective January 1, 2022, due to performance and an increase in responsibilities.

Non-Equity Incentive Plan Compensation

In order to motivate and reward our executives for achievements, from time to time our Board of Directors or Compensation Committee may approve bonuses for our Named Executive Officers based on the level of achievement relative to our corporate goals and expectations for each fiscal year.

In 2021 and 2022, Drs. Shah, Siffert and Jeffries were eligible to receive an annual bonus based on the achievement of pre-established corporate goals as determined by the Board of Directors or an authorized committee thereof. For 2021, these goals included research and development, operating, and financing objectives and for 2022, these goals included research and development, pipeline and operating objectives. Pursuant to the terms of their employment agreements, Drs. Shah and Siffert were each entitled to a target bonus of 50% of their annual base salary. Dr. Jeffries’ employment agreement does not entitle him to a target bonus, but with respect to 2021 annual incentives and going forward, our Compensation Committee assigned Dr. Jeffries a target bonus of 40% of his annual base salary. In January 2022, our Board of Directors determined that the pre-established goals were achieved at 100% for 2021 and approved an annual performance bonus for Dr. Siffert of $275,000, an annual performance bonus for Dr. Shah of $155,015 and an annual performance bonus for Dr. Jeffries of $136,000. In January 2023, our Board of Directors determined that the pre-established goals were achieved at 100% for 2022 and approved an annual performance bonus for Dr. Siffert of $288,750, an annual performance bonus for Dr. Shah of $168,755 and an annual performance bonus for Dr. Jeffries of $160,010. The forementioned bonuses for 2021 and 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align the interests our stockholders with those of our employees, non-employee directors and consultants, including our Named Executive Officers. Our Board of Directors or an authorized committee thereof is responsible for approving equity grants.

We have historically used stock options and restricted stock awards as an incentive for long-term compensation to our Named Executive Officers because stock options allow our Named Executive Officers to realize value from this form of equity compensation only if our stock price increases, and restricted stock awards align the interests of our Named Executive Officers with the interests of our stockholders generally. Certain stock options that we have granted to our Named Executive Officers permit “early exercise,” whereby the Named

Executive Officer can purchase shares subject to the stock option prior to vesting, subject to our right of repurchase which lapses in accordance with the vesting schedule of the stock option. Similarly, common stock issued pursuant to restricted stock awards is subject to our right of reacquisition which lapses in accordance with the vesting schedule of the restricted stock award.

We may grant equity awards at such times as our Board of Directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option or in the case of Dr. Jeffries, a restricted stock award, in connection with their commencement of employment with us. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to our initial public offering, we granted stock options to Dr. Siffert and restricted stock awards to Dr. Jeffries pursuant to our 2018 Equity Incentive Plan (the “2018 Plan”). In connection with our initial public offering, we adopted our 2021 Equity Incentive Plan (the “2021 Plan”) as a successor to and continuation of our 2018 Plan, to allow for the grant of equity awards to our employees (including our Named Executive Officers), non-employee directors and consultants.

In October 2020, our Board of Directors granted options under our 2018 Plan to purchase 766,870 shares to Dr. Siffert with an option exercise price of $0.95 per share. These options vest with respect to 25% of the shares on the one-year anniversary of the vesting commencement date and the balance of the shares vest in a series of 36 equal successive monthly installments thereafter, subject to Dr. Siffert’s continuous service through each such date and potential acceleration of vesting in connection with a change of control, as described below under “—Outstanding Equity Awards as of December 31, 2022” and “—Potential Payments and Benefits upon Termination or Change in Control.” The option is also early exercisable in its entirety. Dr. Siffert early exercised this option grant with respect to 122,699 shares and, upon such exercise, received restricted shares that are subject to repurchase by us at the lower of the fair market value or original purchase price per share of $0.95 pursuant to the terms of the award agreements. Such repurchase right will lapse on the same vesting schedule as the stock option which was exercised. In January 2022, we granted stock options to each of our named executive officers, as further described below under “—Outstanding Equity Awards as of December 31, 2022.”

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards to employees (including our Named Executive Officers) generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events.

Outstanding Equity Awards as of December 31, 2022

The following table presents the outstanding equity incentive plan awards held by each Named Executive Officer as of December 31, 2022.

	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($) (2)	Option Expiration Date
Pratik Shah, Ph.D.	2/1/2022	—	475,000	$12.77	1/31/2032
João Siffert, M.D.	10/29/2020	644,171(3)	—	$0.95	10/28/2030
João Siffert, M.D.	2/1/2022	—	475,000	$12.77	1/31/2032
Sean Jeffries, Ph.D.	2/1/2022	—	350,000	$12.77	1/31/2032

(1)
Option and stock awards granted prior to March 2021 were granted under the 2018 Plan and options granted after March 2021 were granted under the 2021 Plan.

(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors or Compensation Committee thereof.
(3)
This option vests over four years from October 12, 2020, with 1/4 vesting on the first anniversary of the vesting commencement date, and the remainder vesting in 36 equal monthly installments, subject to continued service through each such vesting date. In December 2020, Dr. Siffert early exercised 122,699 shares with respect to this option. All of the shares underlying this option are subject to an early exercise provision.

Options held by certain of our Named Executive Officers are eligible for accelerated vesting under specified circumstances. Please see the subsection titled “Employment Agreements with Named Executive Officers” below for a description of such potential acceleration.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors or Compensation Committee may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Employment Agreements with Named Executive Officers

We have entered into a letter agreement with each of our Named Executive Officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard proprietary information and invention assignment agreement. The key terms of the letter agreements are described below.

João Siffert, M.D. We entered into an offer letter with Dr. Siffert in September 2020, which governs the current terms of Dr. Siffert’s employment with us. Pursuant to the agreement, Dr. Siffert was initially entitled to (i) an initial annual base salary of $550,000, which has subsequently been increased by our Board of Directors as shown in the Summary Compensation Table to $577,500 in January 2022 for the fiscal year ended December 31, 2022, and (ii) is eligible to receive a target annual performance bonus of 50% of his annual base salary, based upon the achievement of certain corporate and individual objectives as determined by our Board of Directors. Dr. Siffert received a $150,000 one-time sign-on bonus, with an initial payment of $50,000 made in October 2020, and the remaining $100,000 paid in March 2021, and which was considered earned on October 12, 2021, conditioned on his continued employment with the Company through such date. In addition, pursuant the employment offer letter, Dr. Siffert was granted an option to purchase 766,870 shares of our common stock in October 2020, as further described above under “—Equity-Based Incentive Awards.” Dr. Siffert's current annual base salary is $600,600 and current annual target bonus is 55% of his annual base salary.

Dr. Siffert’s offer letter also provides that if his employment is terminated by us without “cause” (other than as a result of death or disability) or Dr. Siffert resigns for “good reason” (each, as defined in Dr. Siffert’s offer letter), he will be entitled to receive (i) continued payment of his then-current base salary for 12 months, (ii) a pro-rata portion of his annual bonus target for the year in which his involuntary termination occurs, and (iii) premiums for Dr. Siffert’s COBRA continuation health coverage for up to 12 months. In addition, if such termination or resignation occurs within 12 months immediately following the consummation of a change in control (as defined in the 2018 Plan), all of the outstanding and unvested stock options granted in October 2020 will become fully vested and immediately exercisable.

Pratik Shah, Ph.D. We entered into an offer letter with Dr. Shah in March 2020, which governs the current terms of his employment with us. Pursuant to the agreement, Dr. Shah was initially entitled to an initial annual base salary of $300,000, which has subsequently been increased by our Board of Directors as shown in the Summary Compensation Table, to $337,510 in January 2022 for the fiscal year ended December 31, 2022, and is eligible to receive a target annual performance bonus of 50% of his annual base salary based upon the achievement of certain corporate and individual objectives as determined by our Board of Directors. Dr. Shah's current annual base salary is $360,600 and current annual target bonus is 55% of his annual base salary.

Dr. Shah’s offer letter provides that, if his employment is terminated by us without “cause” (other than as a result of death or disability) or Dr. Shah resigns for “good reason” (each, as defined in Dr. Shah’s offer letter), he will be entitled to receive continued payment of his then-current base salary for 12 months. In addition, we will be required to pay the premiums for Dr. Shah’s COBRA continuation health coverage for up to 12 months. Dr. Shah is also entitled to a full gross-up of any excise taxes incurred by Dr. Shah in connection with a change in control.

Sean Jeffries, Ph.D. We entered into a letter agreement with Dr. Jeffries in May 2019, which governs the current terms of Dr. Jeffries’ employment with us. Pursuant to the agreement, Dr. Jeffries was initially entitled to an annual base salary of $270,000, which has subsequently been increased by the Compensation Committee as shown in the Summary Compensation Table, to $400,000 in January 2022 for the fiscal year ended December 31, 2022. In addition, our Compensation Committee subsequently approved a target bonus opportunity for Dr. Jeffries, pursuant to which Dr. Jeffries is eligible to receive an annual performance bonus of 40% of his annual base salary upon the achievement of certain corporate and individual objectives as determined by our Board of Directors.

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused paid time off, as applicable. In addition, Drs. Shah and Siffert are entitled to certain severance benefits under their employment offer letters, subject to their execution of a release of claims, return of all company property, compliance with post-termination obligations and resignation from all positions with us.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. In 2022, in order to attract and retain employees with superior talent, we began making matching contributions to the 401(k) plan on behalf of participants representing a $1 match for every $1 contributed by an employee on the initial 3% of the employee’s compensation contributed to such employee’s 401(k) plan and $0.50 for every $1 contributed by an employee on the next 2% of the employee’s compensation contributed to such employee’s 401(k) plan. 50% of the matching contribution vests on the first anniversary of the employee’s date of hire and the remaining 50% of the matching contribution vests on the second anniversary of the employee’s date of hire. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Perquisites

In 2021 and 2022, we paid a monthly stipend towards certain commuting costs for Dr. Siffert to commute to our corporate headquarters in Carlsbad, California.

Other Compensation and Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances.

Equity Compensation Arrangements

Since our initial public offering, we have granted stock options to employees, including Named Executive Officers, under our 2021 Plan. Prior to the initial public offering, we granted stock options and other equity awards under our 2018 Plan. Also, since our initial public offering, we have maintained the ESPP to provide additional long-term equity incentives to our employees and Named Executive Officers. The following is a brief summary of the material terms of each of our equity compensation plans.

2021 Equity Incentive Plan

Types of Awards. Our 2021 Plan provides for the grant of incentive stock options (ISOs) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (NSOs), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award over (ii) any exercise price payable by such holder in connection with such exercise.

Change in Control. In the event of a change in control, as defined under our 2021 Plan, awards granted under our 2021 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Under our 2021 Plan, a corporate transaction is defined to include: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) the consummation of a merger or consolidation where we do not survive the transaction; and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder. Under the 2021 Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (3) the approval by the stockholders or the Board of Directors of a plan of complete dissolution or liquidation of the company, or the occurrence of a complete dissolution or liquidation of the company, except for a liquidation into a parent corporation; (4) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; and (5) an unapproved change in the majority of the Board of Directors.

2018 Equity Incentive Plan

Types of Awards. Our 2018 Plan provided for the grant of incentive stock options (ISOs) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (NSOs), stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of stock awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Corporate Transactions. Our 2018 Plan provides that in the event of a “corporate transaction,” unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation, or a parent or subsidiary thereof;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation, or a parent or subsidiary thereof;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash consideration (including no consideration) as our Board of Directors, in its sole discretion, may consider appropriate; and
•
make a payment equal to the excess, if any, of (i) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (ii) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner. Under the 2018 Plan, a “corporate transaction” is generally defined as the consummation, in a single transaction or in a series of related transactions, of: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) a merger or consolidation where we do not survive the transaction; or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur. Under the 2018 Plan, a “change in control” is generally defined as (i) certain acquisitions by a person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which, immediately after the consummation of such transaction, our stockholders as of immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction.

2021 Employee Stock Purchase Plan

The 2021 Employee Stock Purchase Plan (ESPP) is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees. Under the ESPP, all of our regular employees, including our Named Executive Officers, and employees of any of our parent or subsidiary companies designated by the board of directors as eligible to participate may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $25,000 per purchase period for the purchase of our common stock under the ESPP. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the Board of Directors, shares of our common stock are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Corporate Transactions. In the event of certain significant corporate transactions, including: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) the consummation of a merger or consolidation where we do not survive the transaction; and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days before such corporate transaction, and such purchase rights will terminate immediately.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2018 Equity Incentive Plan(1)	1,298,209	$2.15	—
2021 Equity Incentive Plan(2)	4,098,510	$14.65	5,914,999
2021 Employee Stock Purchase Plan(3)		$—	1,109,927
Total equity compensation plans approved by security holders	5,396,719		7,024,926
Equity compensation plans not approved by security holders(4)	—	—	—

(1)
Upon adoption of our 2021 Plan, we restricted future grants from our 2018 Plan. Shares of our common stock reserved for issuance under the 2018 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2021 Plan.
(2)
Under the terms of our 2021 Plan, the number of shares of our common stock reserved for issuance under our 2021 Plan will automatically increase on January 1 of each year through January 1, 2031 by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board of Directors.
(3)
Under the terms of our ESPP, the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2031 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 1,200,000 shares; or (iii) a lesser amount determined by our Board of Directors.
(4)
As of December 31, 2022, we did not have any equity compensation plans that were not approved by our stockholders.

DIRECTOR COMPENSATION

The following summarizes the compensation earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2022:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2022

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)
Simeon George, M.D.	44,000	123,531	167,531
Stella Xu, Ph.D	42,500	123,531	166,031
Rodney Lappe, Ph.D.	58,000	123,531	181,531
John Schmid	55,000	123,531	178,531
Deepa Prasad	42,500	123,531	166,031
Heather Berger, Ph.D.	42,500	123,531	166,031
Arsani William, M.D.	52,500	123,531	176,031

(1)
The amounts reported in this column represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.
(2)
The aggregate number of shares subject to outstanding stock options held as of December 31, 2022 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2022 and prior calendar years, are as follows: Dr. George: 30,000; Dr. Xu: 30,000; Dr. Lappe: 30,000; Mr. Schmid: 30,000; Ms. Prasad: 45,000; Dr. Berger: 45,000; and Dr. William: 30,000. Dr. Lappe also holds 13,421 shares of common stock pursuant to a restricted stock award which were subject to our right of repurchase as of December 31, 2022. Mr. Schmid also holds 9,373 shares of common stock acquired by Mr. Schmid upon the early exercise of a stock option which were subject to our right of repurchase as of December 31, 2022.

Non-Employee Director Compensation Policy

Our Board of Directors adopted a non-employee director compensation policy in March 2021 that became effective on March 25, 2021 and applies to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors:

•
an annual cash retainer of $35,000;
•
an additional annual cash retainer of $30,000 for service as Chairman of Board of Directors;
•
an additional annual cash retainer of $7,500, $5,000, $4,000 and $7,500 for service as a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee, respectively;
•
an additional annual cash retainer of $15,000, $10,000, $8,000 and $15,000 for service as chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee, respectively (in lieu of the committee member retainer described above);

•
an initial option grant to purchase 30,000 shares of our common stock on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and
•
an annual option grant to purchase 15,000 shares of our common stock on the date of each of our annual stockholder meetings for each continuing director (pro-rated for directors who have not served on the Board for 12 months prior to the applicable annual stockholder meeting based on the number of full months served on the Board), with the shares vesting in equal monthly installments over the 12 months following the date of grant, provided that such annual grant will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date.

Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under the section titled “Executive and Director Compensation—Equity Compensation Arrangements—2021 Equity Incentive Plan.” Each such option grant will vest and become exercisable subject to the director’s continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, provided that each option will vest in full upon a change in control (as defined in the 2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan. An eligible director may decline all or any portion of his or her compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Director’s fees are prorated to the date the director is appointed or elected.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related-Person Transactions Policy and Procedures

In March 2021, we adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, or one percent of the average of our total assets at year end for the last two years. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation should include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction, the availability of other sources of comparable products or services, and an assessment of whether the terms are comparable to the terms available from unrelated third parties. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following sections summarize transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, or one percent of the average of our total assets at year-end for the last two years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation”.

Financings

Directed Share Program

In March 2021, we issued an aggregate of 13,800,000 shares of our common stock in our initial public offering at a purchase price of $20 per share. Certain of our principal stockholders who were greater than 5% stockholders, including entities affiliated with certain of our directors, as well as certain of our executive officers and directors, purchased shares of our common stock in the offering at the initial public offering price per share. The following table sets forth the aggregate number of shares issued to these related parties in the initial public offering:

Participants	Common Shares in Initial Public Offering
Cormorant and its affiliated entities	750,000
Logos Global Master Fund LP (1)	700,000
SR One Capital Fund I Aggregator, LP(2)	250,000
Pratik Shah, Ph.D.	25,000
Stella Xu, Ph.D. household member	10,000
Rodney Lappe, Ph.D.	5,000
Sean Jeffries, Ph.D. household member	3,050

(1)
Logos Global Master Fund LP is affiliated with Arsani William, M.D., one of our non-employee directors.
(2)
SR One Capital Fund I Aggregator, LP is affiliated with Simeon George, M.D., one of our non-employee directors.

Series B Convertible Preferred Stock Financing

In January 2021, we entered into a Series B preferred stock purchase agreement with various investors, pursuant to which we issued and sold an aggregate of 19,083,979 shares of our Series B convertible preferred stock at a price per share of $6.55 for gross proceeds of $125.0 million.

The table below sets forth the number of shares of our Series B convertible preferred stock purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members.

Name	Series B Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Greater than 5% stockholders:
Quan Venture Fund II L.P.(1)	458,016	3,000,005
SR One Capital Fund I Aggregator, LP(2)	1,526,718	10,000,003
Cormorant and affiliated entities	2,290,077	15,000,004
Logos and affiliated entities(3)	3,312,978	21,700,006

(1)
Dr. Stella Xu, a member of our Board of Directors, is one of the general partners of Quan Venture Fund II, L.P.
(2)
Dr. Simeon George, a member of our Board of Directors, is employed as the President of SR One Capital Management LP, an entity affiliated with SR One Capital Fund I Aggregator, LP.
(3)
Dr. Arsani William, a member of our Board of Directors, is a managing member of Logos Opportunities Fund II, L.P. and Logos SPV 1 LP.

Investors’ Rights, Management, Voting and Co-Sale Agreements

In connection with our convertible preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock listed above are parties to these agreements. Our executive officers and directors who are parties to these agreements or who are related to parties to these agreements are Pratik Shah Ph.D., João Siffert, M.D., Sean Jeffries, Ph.D., Simeon George, M.D., Stella Xu, Ph.D. and Arsani William, M.D.

These stockholder agreements terminated upon completion of our initial public offering, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect; (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act (Rule 144), or another similar exemption under the Securities Act; and (iii) the fifth year anniversary of the date of the investors’ rights agreement.

Consulting Arrangements

In January 2019, we entered into a consulting agreement with Marlinspike Group, LLC (Marlinspike) which provided management and business consulting services as well as business development support and access to office space on an as-available basis for a monthly fee of $83,000. Pratik Shah, Ph.D., Executive Chairperson and a member of our Board of Directors, is an executive officer of Marlinspike and Sean Jeffries, Ph.D., Chief Operating Officer, was an executive officer of Marlinspike until February 2020. Per its terms, the consulting agreement has expired. In March 2020, we entered into a consulting agreement with Marlinspike for substantially the same terms for a monthly fee of $20,000.

In December 2017, we entered into a consulting agreement with Aseem Z. Ansari, Ph.D., as amended in May 2018 and October 2020. Dr. Ansari provides consulting services regarding molecules that modulate gene expression for commercial applications, including but not limited to human therapeutics, and oversees the research and development activities for a monthly fee of $15,000. In March 2021, in accordance with the terms of the agreement, our Board of Directors approved extending the monthly fee under the agreement indefinitely, subject to any shorter period as determined in the sole discretion of our Board of Directors.

Lease Agreement

In February 2021, we entered into a lease agreement with Crossing Holdings, LLC (Crossing Holdings) to rent approximately 12,370 square feet of laboratory and office space (the “Lease Agreement”). Pratik Shah, Ph.D., Executive Chairperson, co-founder and a member of our Board of Directors, is the sole member and Manager of Crossing Holdings. The space was delivered on September 1, 2021 and the lease commenced at that time. The term of the lease is 72 months after commencement with an option to extend the lease term for a period of three years.

In March 2022, we entered into the first amendment to the Lease Agreement with Crossing Holdings (the “Lease Amendment”) to lease approximately 4,900 square feet of additional office space in the same building (the “Expansion Premises”). The term of the Lease Amendment for the Expansion Premises commenced as of March 18, 2022 and will expire concurrently with the Lease Agreement with an option to extend under the same terms and conditions applicable to the original premises under the Lease Agreement. The Lease Amendment provided for an abatement of rent for the Expansion Premises through June 15, 2022. The Company took possession of the Expansion Premises in June 2022.

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors and executive officers. Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Design Therapeutics, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Design Therapeutics, Inc. Direct your written request to Design Therapeutics, Inc., Attn: Mustapha Parekh, General Counsel, 6005 Hidden Valley Road, Suite 110, Carlsbad, CA 92011, or contact Mustapha Parekh at (858) 293-4900. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

João Siffert, M.D.
President and Chief Executive Officer

April 13, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Design Therapeutics, Inc., 6005 Hidden Valley Road, Suite 110, Carlsbad, California 92011.

DESIGN THERAPEUTICS P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/DSGN Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-665-0987 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” Open Alexa app and browse skills Search “Vote my Proxy” Enable skill Go Green! To receive document Design Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 03, 2023 TIME: Wednesday, May 31, 2023 8:30 AM, Pacific Time PLACE: The Westin Carlsbad Resort & Spa 5480 Grand Pacific Drive, Carlsbad, CA 92008 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints João Siffert, M.D. and Sean Jeffries, Ph.D. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Design Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Design Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1, To elect the three nominees for Class II director named herein to serve for three-year terms until the 2026 Annual Meeting of Stockholders. 1.01 Simeon George, M.D. 1.02 Arsani William, M.D. 1.03 Deepa Prasad FOR FOR WITHHOLD AGAINST ABSTAIN FOR FOR FOR FOR 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date